As filed with the Securities and Exchange Commission on August 7, 2020

Registration No. 333-236921

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

New Fortress Energy Inc.

(Exact name of registrant as specified in its charter)
Delaware	83-1482060
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

111 W. 19th Street, 8th Floor
New York, NY 10011
(516) 268-7400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cameron D. MacDougall, Esq.
General Counsel and Secretary
111 W. 19th Street, 8th Floor
New York, NY 10011
(516) 268-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Zeidel, Esq.
Michael J. Schwartz, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement becomes effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statement No. 333-236921 (the “Registration Statement”) is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), by New Fortress Energy Inc., a Delaware corporation (“NFE Inc.” or the “Registrant”), as the successor registrant to New Fortress Energy LLC, a Delaware limited liability company (“NFE LLC”).  Effective at 12:01 a.m. (Eastern Time) on August 7, 2020, NFE LLC converted from a Delaware limited liability company to a Delaware corporation (the “Conversion”). NFE Inc. expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For the purposes of this Amendment and the Registration Statement, (i) as of any time prior to the Conversion, references to the “Company,” “NFE,” “we,” “us,” “our” and similar terms mean NFE LLC and its consolidated subsidiaries and, as of any time after the Conversion, NFE Inc. and its consolidated subsidiaries, (ii) as of any time prior to the Conversion, references to “New Fortress Energy LLC” and/or “our limited liability company” mean NFE LLC and its consolidated subsidiaries and, as of any time after the Conversion, if the context requires, references to “New Fortress Energy LLC” and/or “our limited liability company” are deleted and replaced with “New Fortress Energy Inc.” or “our company,” as applicable, which means NFE Inc. and its consolidated subsidiaries, (iii) as of any time prior to the Conversion, references to “members” mean the holders of any limited liability company interest in NFE LLC, whether common or preferred, and, as of any time after the Conversion, if the context requires, references to “members” are deleted and replaced with “stockholders” which means the holders of common stock and preferred stock of NFE Inc., (iv) as of any time prior to the Conversion, references to “Class A shares representing limited liability company interests” mean the Class A shares of NFE LLC and, as of any time after the Conversion, if the context requires, references to “Class A shares representing limited liability company interests” are deleted and replaced with “Class A common stock” which means the Class A common stock of NFE Inc. and (v) as of any time prior to the Conversion, references to “preferred shares representing limited liability company interests” mean the preferred shares of NFE LLC and, as of any time after the Conversion, if the context requires, references to “preferred shares representing limited liability company interests” are deleted and replaced with “preferred stock” which means the preferred stock of NFE Inc.

The prospectus contained in the Registration Statement incorporates by reference all documents filed by NFE LLC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the Registration Statement and will incorporate by reference all documents filed by NFE Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this Amendment. The prospectus contained in the Registration Statement, as well as all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective time of the Conversion and incorporated by reference in the Registration Statement, will not reflect the change in our name, type of legal entity or capital stock, among other things.  With respect to such information, or any other information contained or incorporated by reference in the Registration Statement that is modified by information subsequently incorporated by reference in the Registration Statement, the statement or information previously contained or incorporated in the Registration Statement shall also be deemed modified or superseded in the same manner.

The Registration Statement and the prospectus contained therein shall be amended to include, in place of the information set forth in the section entitled “Selling Securityholders” in the prospectus filed by NFE LLC with the Securities and Exchange Commission (the “SEC”) on May 6, 2020, the information set forth in the section entitled “Selling Securityholders” below.

The Registration Statement and the prospectus contained therein shall remain unchanged in all other respects. Accordingly, this Amendment consists of only this explanatory note and the revised versions of the following parts of the Form S-3: the section entitled “Selling Securityholders” as described above, Part II, the signatures, the exhibit index and the exhibits filed in connection with this Amendment.

SELLING SECURITYHOLDERS

The prospectus contained in the Registration Statement also relates to the offer and sale from time to time of up to 144,933,041 shares of Class A common stock by certain of our stockholders identified in the table below, who we refer to in the prospectus contained in the Registration Statement as the “selling securityholders.” The selling securityholders identified below may currently hold or acquire at any time Class A common stock in addition to those registered hereby.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities, and to persons who have a right to acquire such securities, generally within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Unless otherwise noted, the mailing address of each listed beneficial owner is 111 W. 19th Street, 8th Floor, New York, New York 10011.

The information in the below table (other than the percentages of our outstanding Class A common stock beneficially owned) in respect of the selling securityholders was furnished by or on behalf of the selling securityholders and is as of August 1, 2020. Except as may be noted in this section, none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our affiliates.

Wesley R. Edens, Randal A. Nardone and all of the entities listed under “Selling Securityholders” in the table below are party to a shareholders’ agreement with us pursuant to which such parties and their respective permitted transferees have the right, in certain circumstances, to require us to register their shares of our Class A common stock under the Securities Act for sale into the public markets.

No offer or sale under the prospectus contained in the Registration Statement may be made by any securityholder unless that holder is listed in the table below, in any supplement to the prospectus contained in the Registration Statement or in an amendment to the Registration Statement that has become effective. We will supplement or amend the prospectus contained in the Registration Statement if applicable to include additional selling securityholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling securityholders.

The selling securityholders are not obligated to sell any of the Class A common stock offered by the prospectus contained in the Registration Statement. Because the selling securityholders identified in the table may sell some or all of the Class A common stock owned by them that are included in the prospectus contained in the Registration Statement, and because there are currently no agreements, arrangements or understandings with respect to the sale of any such Class A common stock, no estimate can be given as to the number of shares covered by the prospectus contained in the Registration Statement that will be held by the selling securityholders upon termination of this offering. Therefore, for the purposes of the following table, we have assumed that the selling securityholders will sell all of the Class A common stock beneficially owned by them that are covered by the prospectus contained in the Registration Statement, but will not sell any other Class A common stock that they may currently own.

	Class A Common Stock Beneficially Owned Prior to the Offering		Class A Common Stock Offered Hereby	Class A Common Stock Beneficially Owned After the Offering
	Number	%(1)		Number	%(1)
Selling Securityholders
Fortress Equity Partners GP LLC (2)	13,399,317	7.9%	13,399,317	—	—%
FEP Holdco LLC(3)	8,696,300	5.2%	8,696,300	—	—%
NFE SMRS Holdings LLC(4)	36,057,591	21.4%	36,057,591	—	—%

Directors and Executive Officers
Wesley R. Edens(5)	67,014,081	39.7%	63,735,882	3,278,199	1.9%
Randal A. Nardone(6)	24,325,294	14.4%	21,245,294	3,080,000	1.8%
Christopher S. Guinta	279,518	*	279,518	—	—%
Desmond Iain Catterall	71,429	*	71,429	—	—%
David J. Grain	114,294	*	71,429	42,865	*
C. William Griffin	308,429	*	71,429	237,000	*
John J. Mack	1,263,013	*	1,153,013	110,000	*
Katherine E. Wanner	77,129	*	71,429	5,700	*
Matthew Wilkinson	92,910	*	80,410	12,500	*

*	Represents beneficial ownership of less than one percent of shares outstanding. See footnote (1).

(1)	As of August 1, 2020, we had 168,706,396 shares of Class A common stock outstanding.
(2)
Fortress Equity Partners GP LLC (“Fortress Equity GP”) beneficially owns 13,399,317 shares of our Class A common stock.  Fortress Operating Entity I LP (“FOE I” and, together with Fortress Equity GP, the “Fortress Parties”) is the sole member of Fortress Equity GP. The address for the Fortress Parties is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, NY 10105, Attention: Michael Cohn. Messers Edens and Nardone are officers of FOE I and each disclaim beneficial ownership of the shares of Class A common stock beneficially owned by Fortress Equity GP.

(3)
FEP Holdco LLC (“HoldCo”) beneficially owns 8,696,300 shares of Class A common stock.  HoldCo is an investment holding company organized under the laws of the State of Delaware with its principal office located at 1345 Avenue of the Americas, New York, NY 10105 Attention: Michael Cohn. Mr. Edens and Mr. Nardone are each members of HoldCo and members of its board of managers.  Mr. Edens and Mr. Nardone each disclaim beneficial ownership of shares of Class A common stock beneficially owned by HoldCo.

(4)
Based on the Schedule 13D filed with the SEC on June 10, 2020 by NFE SMRS Holdings LLC, Great Mountain Partners LLC, Jonathan Rotolo and Alexander Thomson. Great Mountain Partners LLC is the manager of NFE SMRS Holdings LLC and Mr. Rotolo and Mr. Thomson are the managers of Great Mountain Partners LLC.  Mr. Rotolo and Mr. Thomson may be deemed to have shared voting and investment power over the shares of Class A common stock held by NFE SMRS Holdings LLC.  The address of NFE SMRS Holdings LLC is 10 Station Place, P.O. Box 233, Norfolk, Connecticut 06058.

(5)
Based on the Schedule 13D/A filed by Wesley R. Edens on June 3, 2020.  Consists of 49,401,330 shares of Class A common stock held by Mr. Edens and 17,612,751 shares of Class A common stock held by WRE 2012 Trust LLC (“WRE Trust”), a limited liability company organized under the laws of the State of Delaware. Mr. Edens has the sole right to receive or direct the receipt of dividends on, and the proceeds from, the sale of all such shares. Does not include 8,696,300 shares of Class A common stock held by HoldCo over which Mr. Edens has only shared voting and shared dispositive power. NFE WE LLC and NFE RN LLC, each controlled by Mr. Edens together with Mr. Nardone, have the right to appoint six of the eight members to the Registrant’s board of directors.

(6)
Based on the Schedule 13D/A filed by Randal A. Nardone on June 3, 2020. Mr. Nardone has the sole right to receive or direct the receipt of dividends on, and the proceeds from, the sale of all such shares of Class A common stock. Does not include 8,696,300 shares of Class A common stock held by HoldCo over which Mr. Nardone has only shared voting and shared dispositive power. NFE WE LLC and NFE RN LLC, each controlled by Mr. Nardone together with Mr. Edens, have the right to appoint six of the eight members to the Registrant’s board of directors.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant.
Securities and Exchange Commission Registration Fee	$293,400
FINRA Filing Fee	$225,500
Accounting Fees and Expenses	$15,000
Legal Fees and Expenses	$150,000
Printing Fees	$10,000
Transfer Agents and Trustees’ Fees and Expenses	$20,000
Miscellaneous	$33,300
Total	$747,200

Item 15.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers as well as other employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person was made, is made or is threatened to be made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Under the Registrant's Certificate of Incorporation and Bylaws, in most circumstances the Registrant will indemnify the following persons (the “Indemnified Persons”), to the fullest extent authorized or permitted by applicable law: (a) any person who is or was a director or officer of the Registrant or its predecessor, (b) any person who is or was serving at the request of the Registrant or its predecessor as an officer, director, member, manager, partner, fiduciary or trustee of another person (including any subsidiary); provided, that a person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (c) is or was Fortress Equity Partners (A) LP and Fortress Investment Group LLC or their respective affiliates, (d) is or was NFE WE LLC and NFE RN LLC or their respective affiliates and (e) is or was any person the Board of Directors designates as an “Indemnified Person” for purposes of the Registrant’s Certificate of Incorporation or the Bylaws. In addition to rights to indemnification, the Registrant's Certificate of Incorporation also contains a provision eliminating personal liability of directors of the Registrant for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists as of the date of the Registrant’s Certificate of Incorporation or as it may be amended.

The Registrant has agreed to provide this indemnification on a case-by-case basis upon authorization from (x) in the case of an Indemnified Person who is a director or officer of the Registrant at the time of the determination, (i) a majority vote of the Registrant’s directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion or (iv) the Registrant’s stockholders, or (y) in the case of any other Indemnified Person, any person or persons having the authority to act on the matter on behalf of the Registrant. To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection therewith, without the necessity of authorization in the specific case. The Registrant has also agreed to provide this indemnification for criminal proceedings. The Registrant may purchase and maintain insurance on behalf of any Indemnified Person against any liability asserted against such Indemnified Person, regardless of whether the Registrant would have the power or obligation to indemnify the person against such liabilities under the Registrant’s Certificate of Incorporation and Bylaws.

The Registrant has entered into indemnification agreements with its directors and executive officers. The indemnification agreements require, among other things, that the Registrant indemnify its directors and executive officers to the fullest extent permitted by law and advance its directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

The Registrant currently maintains an insurance policy on behalf of its directors and officers against any liability asserted against them or which they incur acting in such capacity or arising out of their status as directors or officers.

Item 16.	List of Exhibits.

The Exhibits to this registration statement are listed in the Exhibit Index on page II-3.

Exhibit No.	Description of Exhibits
1.1*	Form of Underwriting Agreement.
3.1	Certificate of Conversion to a Corporation of New Fortress Energy LLC (incorporated by reference to Exhibit 99.2 to New Fortress Energy LLC's Quarterly Report on Form 10-Q filed on August 4, 2020).
3.2	Certificate of Incorporation of New Fortress Energy Inc. (incorporated by reference to Exhibit 99.3 to New Fortress Energy LLC's Quarterly Report on Form 10-Q filed on August 4, 2020).
3.3	Bylaws of New Fortress Energy Inc. (incorporated by reference to Exhibit 99.4 to New Fortress Energy LLC's Quarterly Report on Form 10-Q filed on August 4, 2020).
3.4*	Form of certificate representing preferred shares.
4.1*	Form of Depositary Agreement (including form of Depositary Receipt).
4.2	Form of Indenture for debt securities between the registrant and the trustee to be named therein.
4.3*	Form of Warrant Agreement (including form of Warrant Certificate).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Powers of Attorney.
25.1	Statement of Eligibility on Form T-1 of trustee under the Indenture.

*	To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 7, 2020.

NEW FORTRESS ENERGY INC.

By:	/s/ Wesley R. Edens
Name: Wesley R. Edens
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wesley R. Edens, Christopher S. Guinta and Yunyoung Shin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wesley R. Edens	Chief Executive Officer and Chairman	August 7, 2020
Wesley R. Edens	(Principal Executive Officer)

/s/ Christopher S. Guinta	Chief Financial Officer	August 7, 2020
Christopher S. Guinta	(Principal Financial Officer)

/s/ Yunyoung Shin	Chief Accounting Officer	August 7, 2020
Yunyoung Shin	(Principal Accounting Officer)

/s/ Randal A. Nardone	Director	August 7, 2020
Randal A. Nardone

/s/ C. William Griffin	Director	August 7, 2020
C. William Griffin

/s/ John J. Mack	Director	August 7, 2020
John J. Mack

/s/ Matthew Wilkinson	Director	August 7, 2020
Matthew Wilkinson

/s/ David J. Grain	Director	August 7, 2020
David J. Grain

/s/ Desmond Iain Catterall	Director	August 7, 2020
Desmond Iain Catterall

/s/ Katherine E. Wanner	Director	August 7, 2020
Katherine E. Wanner